Exhibit 99.1

Guidance Software Reports Record First Quarter Results; Record First Quarter Revenue of $17.6 million, Increase of 58% Year over Year.

PASADENA, California, May 14, 2007 – Guidance Software, Inc. (NASDAQ:GUID), The World Leader in Digital Investigations™, today announced record revenue results for the quarter ended March 31, 2007.

In the first quarter of 2007, revenue was $17.6 million, an increase of $6.4 million, or 58%, from the first quarter of 2006. GAAP net loss in the first quarter of 2007 was $1.9 million, or $0.08 per share, compared to GAAP net loss of $0.5 million, or $0.02 per share, in the first quarter of 2006.

First quarter of 2007 GAAP results included $0.9 million (5.0% of revenue) of non-cash share-based compensation charges as compared to $0.1 million (0.5% of revenue) in the first quarter of 2006. While we believe that reporting on GAAP is in the best interest of shareholders, our non-GAAP results for the first quarter of 2007, excluding the effects of share-based compensation, were a net loss of $1.0 million, or $0.04 per share. This compares to a non-GAAP net loss of $0.4 million, or $0.02 per share in the first quarter of 2006.

“Historically, our revenues have dipped as a result of seasonality in the first quarter compared to the preceding fourth quarter,” said John Colbert, Chief Executive Officer of Guidance Software. “We are pleased to report, however, for the first time our first quarter revenues this year were higher than the preceding fourth quarter. We saw stronger revenue growth than expected, driven by an increase in Enterprise Edition platform and eDiscovery suite sales.”

Other notable achievements in the first quarter included:

•	We opened a new full-service eDiscovery Center in San Francisco enabling Guidance Software to provide a complete, end-to-end, electronic discovery solution to its customers in the eDiscovery market.

•	We were awarded a patent for our latest digital investigative feature, known as “Automatic Reconnect and Reacquisition in a Computer Investigation System”.

•

We were pleased to read an independent third party product review of EnCase Enterprise v6 appearing in the February 28 edition of Network Computing. In that article they wrote “… new features plus great speed for examining machines over the network make EnCase practically untouchable by current competitors.”

Key metrics for the first quarter were:

•	Gross Margins (GAAP)

	Q1:07	Q1:06	FY:06	Q4:06
Overall GM	70.1%	72.4%	71.2%	69.2%
Product GM	92.6%	92.3%	92.5%	92.0%
Service GM	39.9%	47.5%	41.5%	35.0%

Gross margins increased in Quarter 1 as compared to the preceding quarter as a result of reduced costs associated with the release of EnCase v6. Year-over-year gross margins declined as a result of increased share-based compensation and investments in our professional services division and facilities.

•

Operating expenses for the first quarter were $14.5 million (82.6% of revenue, including $0.7 million of share-based compensation). The increase in operating expenses on a year-over-year basis was largely the result of expansion in head count and related office facilities in the areas of sales, development, and administrative. These groups experienced faster than average growth in an effort to quickly capitalize on the significant market opportunity we have before us as well as a result of expanding our infrastructure to operate as a public company.

The $1.8 million and 14.2% increase in operating expenses as compared to Quarter 4 of 2006 was largely the result of an increases in share-based compensation of $0.3 million and increased expenses of $0.6 million as a result of late 2006 and early 2007 sales force compensation and training costs. In addition, we incurred increased professional audit, tax and legal services as a result of our year end public reporting requirements of $0.5 million.

•	Cash and investments were $33.6 million at March 31, 2007 versus $32.7 million on December 31, 2006.

•	Deferred revenue as of March 31, 2007 was $22.9 million compared to $20.2 million as of December 31, 2006, a 13.1% increase.

“We are delivering on our growth strategy and believe we are well positioned to realize our objectives” said Frank J. Sansone, Guidance Software’s Chief Financial Officer.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific, 5:00 p.m. Eastern to discuss its quarterly results. Participants should call (800) 810-0924 (North America) or (913) 981-4900 (International). Attendees should dial in at least 10 minutes prior to the conference call.

A web cast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com. A replay of the call will be available by calling (719) 457-0820, pass code 8164654, available from 8:00 p.m. eastern, May 14, through midnight May 20.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase(r) platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough and effective computer investigations of any kind, such as intellectual property theft, incident response, compliance auditing and responding to eDiscovery requests—all while maintaining the forensic integrity of the data. There are more than 20,000 licensed users of the technology, and thousands of investigators and corporate security personnel attend Guidance Software’s forensic methodology training annually. Validated by numerous courts worldwide, EnCase software is also frequently honored with top security awards and recognition from eWEEK, SC Magazine and Network Computing, as well as the Socha-Gelbmann survey.

Source: Guidance Software

Guidance Software

Investors:

Bill Powell

Director of Investor Relations

(626) 229-9191 Ext. 133

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2007
Revenues:
Product revenue	$6,203	$10,088
Services and maintenance revenue	4,968	7,508

Total revenues	11,171	17,596

Cost of revenues:
Cost of product revenue (c)	477	745
Cost of services and maintenance revenue (a), (c)	2,608	4,513

Total cost of revenues	3,085	5,258

Gross profit	8,086	12,338

Operating expenses:
Selling and marketing (a), (c)	5,108	8,692
Research and development (c)	1,451	2,048
General and administrative (c)	1,711	3,090
Depreciation (c)	360	699

Total operating expenses	8,631	14,529

Operating loss	(545)	(2,191)

Other income	51	360
loss tax provision	16	25

Net loss	$(510)	$(1,856)

Net loss per share	$(0.02)	$(0.08)

Shares used in per share calculation—diluted	20,417	22,289

Share based compensation expense was allocated as follows:
Cost of product revenue	—	23
Cost of service and maintenance revenue	11	164
Selling and marketing	20	243
Research and development	4	131
General and administrative	27	327

Total share-based compensation expense	62	888

Supplemental Financial Data (See Note)
Non-GAAP net loss excluding share-based compensation expense	$(448)	$(968)
Non-GAAP net loss per share excluding share-based compensation expense	$(0.02)	$(0.04)

Guidance Software, Inc.

Note to Unaudited Condensed Consolidated Statements of Operations

This press release and its attachments include the non-GAAP financial measures of operating loss before share-based compensation expense and non-GAAP loss per share, which are reconciled to loss from operations and net loss per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, loss from operations and net loss per share calculated in accordance with GAAP.

Non-GAAP net loss is defined as net loss excluding share-based compensation. Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS”) and therefore record share-based compensation expense under the fair value method for all periods presented. We consider non-GAAP net income and non-GAAP net loss per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net loss and non-GAAP net loss per share is that they do not include all of the costs associated with our workforce. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net loss per share, both of which include the expense and related tax effects of the item excluded from non-GAAP net loss and non-GAAP net loss per share.

Guidance Software, Inc.

Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share

to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2007
GAAP Net loss	$(510)	$(1,856)

Share-based compensation expense as measured using the fair value method under SFAS 123R	62	888

Non-GAAP Net loss excluding share-based compensation expense	$(448)	$(968)

GAAP Net loss per share—diluted	$(0.02)	$(0.08)

Non-GAAP Net loss per share excluding share-based compensation expense per share—diluted	$(0.02)	$(0.04)

Shares used in per share calculations—diluted	20,417	22,289

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2006	2007
ASSETS
Current assets:
Cash and cash equivalents	$8,041	$8,875
Marketable debt securities	24,694	24,693
Trade receivables, net	17,513	16,395
Prepaid expenses, inventory and other current assets	2,064	2,623

Total current assets	52,312	52,586
Property and equipment, net	6,526	8,825
Other assets	507	511

Total assets	$59,345	$61,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,494	$5,041
Accrued expenses	3,974	4,437
Capital leases	942	757
Deferred revenues	18,123	20,447

Total current liabilities	28,533	30,682

Long-term liabilities:
Rent incentives	1,537	2,196
Capital leases	488	580
Deferred revenues	2,098	2,465

Total long-term liabilities	4,123	5,241
Stockholders' equity
Common stock	22	22
Additional paid-in capital	36,330	37,617
Accumulated other comprehensive income	(17)	(8)
Accumulated deficit	(9,646)	(11,632)

Total stockholders' equity	26,689	25,999

Total liabilities and stockholders' equity	$59,345	$61,922